Exhibit 10.14

THE GREENBRIER COMPANIES

NONQUALIFIED DEFERRED COMPENSATION PLAN FOR DIRECTORS

Amendment No. 2

The Greenbrier Companies, Inc. (the “Company”) hereby adopts this Amendment No. 2 to the Adoption Agreement (“Adoption Agreement”) with respect to The Greenbrier Companies Nonqualified Deferred Compensation Plan for Directors (the "Plan") effective as of October 3, 2022.

The Adoption Agreement is hereby amended as follows:

1. Election Changes/Irrevocability. The selected options in Section 4.06 of the Adoption Agreement are amended as follows:

May change. Remove selection of Section 4.06(B)(b)(i).

May not change. Select Section 4.06(B)(b)(ii). May not change the change payment as to the Deferred Compensation to which the election applies.

THE GREENBRIER COMPANIES, INC.

By: __________________________________

Name: Christian Lucky

Title: SVP, Chief Legal & Compliance Officer, Corporate Secretary